Exhibit 21.1

List of Subsidiaries of Pypo Digital Company Limited

	Wholly-Owned Subsidiaries	Place of Incorporation

1.	Pypo Holdings (HK) Company Limited	Hong Kong

2.	Beijing PYPO Technology Group Co., Ltd.	PRC

3.	Heilongjiang PYPO Digital Technology Co., Ltd.	PRC

4.	Shenyang PYPO Technology Co., Ltd.	PRC

5.	Shandong PYPO Digital Technology Co., Ltd.	PRC

6.	Shanxi PYPO Technology Co., Ltd.	PRC

7.	Jilin PYPO Technology Co., Ltd.	PRC

8.	Inner Mongolia PYPO Technology Co., Ltd.	PRC

9.	Beijing PYPO Communications Technology Co., Ltd.	PRC

10.	Shanghai PYAO Digital Technology Co., Ltd.	PRC

11.	Anhui PYPO Electronics Co., Ltd.	PRC

12.	Zhejiang PYPO Digital Technology Co., Ltd.	PRC

13.	Nanjing PYAO Technology Co., Ltd.	PRC

14.	Sichuan Huasong PYPO Digital Technology Co., Ltd.	PRC

15.	Chongqing PYPO Digital Technology Co., Ltd.	PRC

16.	Gansu PYPO Digital Technology Co., Ltd.	PRC

17.	Guizhou PYPO Technology Co., Ltd.	PRC

18.	Jiangxi PYPO Technology Co., Ltd.	PRC

19.	Guangxi PYPO Communications Equipment Co., Ltd.	PRC

20.	Fujian PYPO Technology Co., Ltd.	PRC

21.	Beijing Yitong Shenglian Investment Consulting Co., Ltd.	PRC

22.	Guangdong PYPO Technology Co., Ltd.	PRC

23.	Shenzhen PYPO Communications Equipment Co., Ltd.	PRC

24.	Jiangsu PYPO Technology Co., Ltd.	PRC

	Consolidated Affiliated Entities	Place of Incorporation

25.	Beijing PYPO Times Technology Co., Ltd.	PRC

26.	Beijing Feijie Investment Co., Ltd.	PRC

27.	Beijing Yipai-top Communications Technology Co., Ltd.	PRC

28.	Hebei Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

29.	Beijing Dongdian Wuxian Technology Co., Ltd.	PRC

30.	Beijing Zhongshi PYPO Cinema Cultural Co., Ltd.	PRC

31.	Henan Xinya Telecommunications Equipment Co., Ltd.	PRC

32.	Kunming Golden Broadway Technology Development Co., Ltd.	PRC

33.	Hunan Feon Telecommunications Technology Co., Ltd.	PRC

34.	Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

35.	Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC

36.	Cangzhou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

37.	Baoding Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

38.	Langfang Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

39.	Zhangjiakou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

40.	Handan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

41.	Tangshan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

42.	Xingtai Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

43.	Kaifeng Xinya Telecommunications Equipment Co., Ltd.	PRC

44.	Liuyang Feon Telecommunications Technology Co., Ltd.	PRC

45.	Suzhou Industrial Park Guanzhilin Trading Co., Ltd.	PRC

46.	Wujiang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

47.	Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

48.	Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

49.	Wuxi Guance Communication Equipment Co., Ltd.	PRC

50.	Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd.	PRC

51.	Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

52.	Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

53.	Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

54.	Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

55.	Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

56.	Heze Guanzhilin Communication Equipment Co., Ltd.	PRC

57.	Zaozhuang Guanzhilin Communication Equipment Co., Ltd.	PRC

58.	Jining Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

59.	Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

60.	Binzhou Guanzhilin Communication Equipment Co., Ltd.	PRC

61.	Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

62.	Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd.	PRC

63.	Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

64.	Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

65.	Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

66.	Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

67.	Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

68.	Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

69.	Datong Guanzhilin Commercial Trading Co., Ltd.	PRC

70.	Shanghai Guanzhilin Communication Equipment Co., Ltd.	PRC

71.	Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

72.	Gansu Guanzhilin Communication Equipment Co., Ltd.	PRC

73.	Huhhot Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC